Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-156130 on Form S-8 of PotlatchDeltic Corporation of our report dated June 27, 2023 appearing in this Annual Report on Form 11-K of the PotlatchDeltic Hourly 401(k) Plan for the year ended December 31, 2022.

/s/ Crowe LLP

New York, New York

June 27, 2023